Q3 Fiscal 2021 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Financial Officer

TRANSCAT®
Trust in every measure

TRANSCAT® Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company's response to the COVID-19 pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

TRANSCAT Trust in every measure

Q3 FY21 Execution

Consolidated Results

Revenue of $44.1 million up 2% in challenging operating environment

Gross margin expanded 250 basis points to 25.5%

Exceeded expectations: generated $2.5M of operating income, up 20% YoY

Achieved net income of $1.8M or $0.23 per diluted share

Service Segment

5.9% organic revenue growth; total revenue up 12.2%

Significant margin expansion: Gross margin +590 bps to 27.9%
Operating margin +570 bps to 7.9%

Acquired BioTek Services, Inc. effective December 16, 2020

Distribution Segment

Continues to be impacted by the pandemic, though in line with expectations (Revenue down 8.6% YoY)

Continued reduced demand from oil and gas related industries and other industrial sectors

Rental revenue up 12% to $1.4M over the prior-year period

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Revenue

($ in millions)

Q3 Consolidated



$43.2
+2%
$44.1
Q3 2020
Q3 2021

Q3 Service Segment



$22.1
+12%
$24.8
Q3 2020
Q3 2021

Q3 Distribution Segment



$21.1
-9%
$19.3
Q3 2020
Q3 2021

Consolidated revenue up YoY for the first time in fiscal year 2021

Service increased 12.2% with 5.9% organic growth

Distribution decline in line with expectations and continues to be impacted by the pandemic

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)

Q3 Consolidated


$9.9
+13%
$11.2
23.0%
25.5%
Q3 2020
Q3 2021

Q3 Service Segment


$4.9
$6.9
22.0%
27.9%
Q3 2020
Q3 2021

Consolidated gross profit up 13% and gross margin expanded 250 basis points

Service gross margin of 27.9% expanded 590 basis points on productivity, expense reductions, operating leverage and strong performance at pipettes.com

Distribution gross margin impacted by reduced co-op advertising and rebate programs

Q3 Distribution Segment


$5.1
$4.3
24.0%
22.5%
Q3 2020
Q3 2021

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Operating Income

($ in millions)

Q3 Consolidated


$2.1
+20%
$2.5
4.8%
5.7%
Q3 2020
Q3 2021

Q3 Service Segment


$0.5
2.2%
$2.0
7.9%
Q3 2020
Q3 2021

Q3 Distribution Segment


$1.6
7.6%
$0.6
2.9%
Q3 2020
Q3 2021

Consolidated operating income up 20%

Service operating margin of 7.9% expanded 570 basis points and drove consolidated results

Distribution impacts: lower volumes and reduced vendor co-op advertising and rebate programs

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Net Income & Diluted EPS

($ in millions, except EPS)


Net Income
$1.5
+19%
$1.8
Q3 2020
Q3 2021


Diluted EPS
$0.20
$0.23
Q3 2020
Q3 2021

Q3 net income up 19.2% to $1.8 million; Diluted EPS $0.23 vs. $0.20 in prior year

Q3 effective tax rate was 23.4%; Expect full fiscal 2021 tax rate to range between 22% and 23%*

** FY 2021 tax rate expectations provided as of February 2, 2021*

Adjusted EBITDA* and Margin

($ in millions)

Q3 Consolidated


$4.1
+12%
$4.6
9.4%
10.4%
Q3 2020
Q3 2021

Q3 Service Segment


$1.9
$3.4
8.4%
13.9%
Q3 2020
Q3 2021

Consolidated adjusted EBITDA of $4.6M up 12%

Service segment adjusted EBITDA margin expanded 550 basis points to 13.9%

Distribution impacted by challenging market environment

Q3 Distribution Segment


$2.2
$1.1
10.4%
5.8%
Q3 2020
Q3 2021

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

Strong Cash Generation

($ in millions)

Note: Components may not add to totals due to rounding	Nine Months Ended Dec 26, 2020	Nine Months Ended Dec 28, 2019
Net cash provided by operations	$15.6	$ 8.2
Capital expenditures (CapEx)	(4.3)	(5.0)
Operating free cash flow (FCF)**	**$11.3**	**$ 3.2**

Year-to-date net cash provided by operations nearly doubled to $15.6M

$27.2M in working capital at end of Q3 FY21

Capital expenditures primarily focused on technology, Service segment capabilities and rental pool assets

Focused capital plan: Anticipated CapEx range for FY21 of $6.0 million to $6.5 million, inclusive of expected maintenance at $1.0 to $1.5 million*

** FY 2021 CapEx expectation provided on February 2, 2021*

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

CAPITALIZATION		
Note: Components may not add to totals due to rounding	Dec 26, 2020	March 28, 2020
Cash and cash equivalents	$ 1.0	$ 0.5
Total debt	24.4	30.3
Total net debt	**23.4**	**29.8**
Shareholders' equity	72.5	67.1
Total capitalization	**$ 96.9**	**$ 97.5**
Debt/total capitalization	25.2%	31.1%
Net debt/net total capitalization	24.4%	30.8%

Total net debt down $6.4M from fiscal 2020 year-end

1.24x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

Acquired BioTek Services, Inc. for $3.5M in Q3 FY21

$26.8M available from credit facility at quarter-end

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

Q4 FY 2021 Expectations *(versus last year's fourth quarter)*

Service segment: expect solid revenue growth and improvement in gross margin, but not to the same degree experienced in the last two quarters

Distribution segment: expect to continue to be negatively impacted by the current operating environment

Consolidated operating income: expected to be similar to the fourth quarter of fiscal 2020

Mid to Long Term Outlook

- Believe we are in strong position to navigate this challenging environment
- Strategy to capture opportunities in highly-regulated markets should continue to provide resilience; New customer pipeline positions us well for strong organic growth
- Expect to continue to make technology investments in line with our strategic plan
- Acquisitions remain a key element of strategic growth plan and we expect to see increased level of opportunities

** Outlook provided as of February 2, 2021*

Measured and Targeted Approach Driving Results

($ in millions)

Consolidated Revenue


6% CAGR thru FY 20
$143.9
$155.1
$160.9
$173.1
$170.4
$71.1
$77.4
$84.0
$93.0
$97.3
$72.8
$77.7
$76.9
$80.1
$73.1
FY 2017
FY 2018
FY 2019
FY 2020
Q3 FY21 TTM
Service
Distribution

Service segment performance validates strategy

Strength of team and long-term strategy provides resiliency and solid Q3 FY 21 TTM results

Continued to generate cash in this challenging environment

Consolidated Adjusted EBITDA*


8% CAGR thru FY 20
$14.5
$16.4
$17.8
$18.4
$18.9
$9.6
$10.2
$10.6
$11.1
$14.7
$4.9
$6.2
$7.2
$7.4
$4.2
FY 2017
FY 2018
FY 2019
FY 2020
Q3 FY21 TTM

Net Income


22% CAGR thru FY 20
$4.5
$5.9
$7.1
$8.1
$7.1
FY 2017
FY 2018
FY 2019
FY 2020
Q3 FY21 TTM

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13714787***
  Telephone replay available through **Wednesday, February 10, 2021**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

- Transcript, when available, at www.transcat.com/investor-relations

Supplemental Information

TRANSCAT
Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	Q3 FY21 TTM
Net Income	$ 4,522	$ 5,922	$ 7,145	$ 8,067	$ 7,076
+ Interest Expense	719	1,018	903	934	891
+ Other Expense / (Income)	51	60	91	186	232
+ Tax Provision	2,642	2,026	2,090	1,663	2,104
Operating Income	$ 7,934	$ 9,026	$ 10,229	$ 10,850	$ 10,303
+ Depreciation & Amortization	6,184	5,991	6,361	6,658	7,303
+ Restructuring Expense	-	-	-	-	360
+ Other (Expense) / Income	(51)	(60)	(91)	15	(231)
+ Noncash Stock Compensation	453	1,411	1,327	884	1,149
Adjusted EBITDA	**$ 14,520**	**$ 16,368**	**$ 17,826**	**$ 18,407**	**$ 18,884**

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	Q3 FY21 TTM
Service Operating Income	$ 4,769	$ 5,158	$ 5,202	$ 5,672	$ 8,671
+Depreciation & Amortization	4,660	4,397	4,754	4,929	5,382
+Restructuring Expense	-	-	-	-	193
+Other (Expense) / Income	(55)	(61)	(69)	(20)	(152)
+Noncash Stock Compensation	217	706	702	470	627
Service Adjusted EBITDA	$ 9,591	$ 10,200	$ 10,589	$ 11,051	$ 14,721
Distribution Operating Income	$ 3,165	$ 3,868	$ 5,027	$ 5,178	$ 1,632
+Depreciation & Amortization	1,524	1,594	1,607	1,729	1,921
+Restructuring Expense	-	-	-	-	167
+Other (Expense) / Income	4	1	(22)	35	(79)
+Noncash Stock Compensation	236	705	625	414	522
Distribution Adjusted EBITDA	$ 4,929	$ 6,168	$ 7,237	$ 7,356	$ 4,163
Service	$ 9,591	$ 10,200	$ 10,589	$ 11,051	$ 14,721
Distribution	4,929	6,168	7,237	$ 7,356	$ 4,163
Total Adjusted EBITDA	**$ 14,520**	**$ 16,368**	**$ 17,826**	**$ 18,407**	**$ 18,884**

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.